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                                                                     Exhibit 4.1

NUMBER                              M-WAVE                                SHARES
MW2481

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERRABLE IN                                COMMON STOCK
CHICAGO, ILLINOIS OR NEW YORK, NEW YORK                        CUSIP 554034 10 8

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THIS CERTIFIES THAT

                                    SPECIMEN

Is the owner of
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  FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF
                          $0.005 EACH, OF M-WAVE, Inc.

Transferable on the books of the Corporation by the holder hereof, in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

SECRETARY                                               CHAIRMAN OF THE BOARD